================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               -----------------


                                    FORM 8-K

                               -----------------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT of 1934


                                October 10, 1997
                                 Date of Report



                              City Holding Company
             (Exact name of registrant as specified in its charter)


       West Virginia                  0-11733                   55-0619957
(State or other jurisdiction    (Commission File No.)         I.R.S. Employer
     of incorporation)                                     (Identification No.)


                        3601 MacCorkle Avenue, Southeast
                         Charleston, West Virginia 25304
                    (Address of principal executive offices)


                                 (304) 925-6611
              (Registrant's telephone number, including area code)


                                       N/A
         (former name or former address, if changed since last report)
================================================================================

================================================================================

         ITEM 5.  Other Events.

                  City Holding Company, through its wholly owned subsidiary The City National Bank of Charleston, has acquired First Allegiance Financial Corporation (First Allegiance). First Allegiance, formed in 1996, is a mortgage loan origination company headquartered in Irvine, California. First Allegiance, licensed in 27 states, originates junior lien mortgages for sale to independent third parties.

                  City National Bank and First Allegiance have agreed to an initial purchase price of approximately $15 million, comprising a combination of 300,000 unregistered shares of City Holding Company common stock and cash, in exchange for substantially all of the assets and liabilities of First Allegiance. Additional consideration is contingent upon the First Allegiance division satisfying certain pre-established loan production levels subsequent to the acquisition. A copy of the Supplemental Purchase Agreement and the Asset Purchase Agreement are filed herewith as Exhibit 10.1 and 10.2. The maximum purchase price equals approximately 23% of First Allegiance's annualized 3rd Quarter 1997 loan volume. The acquisition will be accounted for as a purchase and is expected to be accretive to earnings per share within 12 months. The first securitization of First Allegiance's production is expected within the last quarter of 1997 or first quarter of 1998.

         ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

         10.1 Supplemental Purchase Agreement by and among City Holding Company, City National Bank and First Allegiance Financial Corporation, dated October 9, 1997.

         10.2 Asset Purchase Agreement by and among City Holding Company, City National Bank, First Allegiance National Corporation and Robert L. Labbe, dated October 9, 1997.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   City Holding Company



Date: October 10, 1997             By:   /s/  Robert A. Henson
                                         ---------------------

                                   Name:  Robert A. Henson

                                   Title:  Chief Financial Officer

                                 EXHIBIT INDEX


         10.1 Supplemental Purchase Agreement by and among City Holding Company, City National Bank and First Allegiance Financial Corporation, dated October 9, 1997.

         10.2 Asset Purchase Agreement by and among City Holding Company, City National Bank, First Allegiance National Corporation and Robert L. Labbe, dated October 9, 1997.